EXHIBIT 10.29
                                                                   -------------
                         PROFESSIONAL SERVICES AGREEMENT

         This Agreement is made as of January 2, 2006, by and between The Depository Trust & Clearing Corporation, with principal offices at 55 Water Street, New York, New York 10041 ("DTCC") and BRIDGELINE Software, Inc. with principal offices at 104 West 40th Street, New York, NY 10018 ("Company").

1. Services.
   ---------

         Company shall provide to DTCC the services (the "Services") described in the Schedule of Work attached hereto as Exhibit A (the "Schedule of Work").


2. Personnel.
   ----------

         Company will provide qualified personnel (the "Personnel") to complete the Services specified in the Schedule of Work. The Personnel shall perform their assignments under the direction of Company and the DTCC Project Manager. DTCC shall have the right, in its sole discretion, to have Company terminate any Personnel from performing the Services for unsatisfactory performance. All Personnel shall strictly abide by DTCC's security, safety, and insurance requirements while on DTCC's premises. Company shall secure the written authorization of a DTCC Vice President or higher corporate officer to obtain any access to DTCC's computer systems.


3. Independent Contractor.
   -----------------------

         Notwithstanding anything to the contrary, Company is a contractor independent of DTCC, not DTCC's agent, and all Personnel performing the Services shall be considered for all purposes as Company's employees. With respect to all Personnel, Company shall be solely liable for: (i) the payment of compensation and the provision of any employee benefits; (ii) the payment of workers' compensation, disability benefits, and unemployment insurance; (iii) withholding and payment of all applicable Federal, State, and local income taxes and social security; and (iv) their negligent or willful acts or omissions.


4. Payments.
   ---------

         Company shall invoice DTCC for the Service Fee(s) specified in the Schedule of Work. Each invoice submitted by Company to DTCC shall be accompanied by appropriate supporting documentation with detailed itemization to include a time sheet and status report for work actually performed. All undisputed payments are due thirty (30) days after receipt of an invoice.

5. CONFIDENTIAL INFORMATION: PRIVACY: SECURITY AND DATA PROTECTION.
   ----------------------------------------------------------------

(a) Confidential Information. Company acknowledges that during the term of any Statement of Work, Company, through its Personnel or otherwise, may acquire or create confidential or proprietary information related to the business of DTCC or the Related Companies including, but not limited to: (i) information concerning DTCC's business, finances, computer systems, software, operations, or employees or that of any of the Related Companies; (ii) patents, copyrights, trade secrets, or other intellectual property rights owned by DTCC or any of the Related Companies or licensed by DTCC or any of the Related Companies from third parties; (iii) other non-public information concerning third parties, including, without limitation, customers, prospective customers or suppliers of DTCC or any of the Related Companies; (iv) Nonpublic Personal Information (as defined in
Section 5(e) hereof); and (v) Proprietary Works (as defined in Section 11(a) hereof) (collectively, the "CONFIDENTIAL INFORMATION").


(b) Company's Use of Confidential Information. Company agrees: (i) that it will only use the Confidential Information for the purpose of performing the Services; (ii) to hold the Confidential Information in confidence, exercising no less care in maintaining the security thereof as it does with respect to its own confidential and proprietary information, but in no event will Company exercise less than reasonable care to maintain the security of such information; (iii) that only those Personnel having a "need-to-know" solely in connection with performance of the Services, who are under contractual obligations of confidentiality consistent with and at least equivalent to those assumed by Company hereunder, and who will hold such information in strict confidence, shall have access to the Confidential Information; and (iv) that disclosure of the Confidential Information does not confer upon Company any license, interest, or rights of any kind in or to such information.

(c) Exclusions. Notwithstanding the foregoing, the obligation of confidentiality and nondisclosure shall not apply to information that: (i) was already known to Company at the time of disclosure without restriction or breach of any agreement; (ii) is obtained by Company from a third party without restriction or breach of this Agreement; (iii) is public information or becomes public through no fault of the party to whom such information has been disclosed; (iv) is independently developed by Company without the use of DTCC's or any Related Company's confidential information; or (v) is required to be disclosed by law or court order (provided that Company shall promptly notify DTCC of any such requirement prior to disclosure in order to afford DTCC an opportunity to seek a protective order to prevent or limit disclosure).

(d) Return of Confidential Information. Upon the termination or expiration of any Statement of Work, Company shall return all Confidential Information relating to such Statement of Work then in its possession which is in written, graphic or other tangible form and shall delete all Confidential Information in electronic form, and shall provide DTCC with a written statement certifying that this has been accomplished.

(e) Nonpublic Personal Information. Notwithstanding any other provision of this Agreement, to the extent Nonpublic Personal Information is, either intentionally or unintentionally, disclosed to or obtained by Company in connection with the matters contemplated by this Agreement, Company covenants to keep such Nonpublic Personal Information strictly confidential and shall use and process such Nonpublic Personal Information solely for the purposes of carrying out its obligations under, and as expressly set forth in, this Agreement or as otherwise expressly directed in writing by DTCC and not for any other purposes. Company shall maintain an effective information security program and take appropriate administrative, technical and physical measures to secure and protect such Nonpublic Personal Information against unauthorized, unlawful or accidental access, disclosure, transfer, destruction, loss or alteration as more particularly described in Section 5(f) hereof. Company shall, upon the reasonable request of DTCC, (i) provide DTCC with information regarding its privacy/data protection practices, (ii) provide DTCC with information relating to those of its business locations from which Services under the Agreement are performed regarding the results of any audits or tests performed which relate to the security of Nonpublic Personal Information, and (iii) shall allow DTCC reasonable access to audit compliance by Company with this provision as more particularly described in Section 15 hereof. Without limiting the generality of the foregoing, on or before the date this Agreement is executed and annually within one (1) month of each anniversary of such date occurring thereafter during the term of this Agreement, or at more frequent times if required by DTCC's vendor management program requirements, DTCC shall be entitled to require Company to provide DTCC with one or more of the following items, which must be provided in English and at Company's expense:

         (i) a current report by an independent third party audit firm acceptable to DTCC (with respect to the scope of the audit performed and otherwise) that describes Company's control policies and procedures, including, without limitation, its security and compliance programs, that have been initiated and are then functioning at all locations from which Company shall be performing the Services, which report must contain statements on the operating effectiveness of those policies and procedures with respect to the Services (unless otherwise specified by DTCC, a Type II SAS 70 Report, as described in the then current Statement of Auditing Standard 70 of the American Institute of Certified Public Accounts and a BS7799 certification shall be acceptable types of audit reports),

         (ii) a SysTrust report,

         (iii) a TrueSecure certification,

         (iv) a completed DTCC-provided survey regarding information protection practices,

         (v) a review of Company's policies, practices and procedures for access controls and information protection controls,

         (vi) a review of Company's control testing results and remediation priorities, and

         (vii) a completed information security questionnaire provided by DTCC.

                  For purposes of this Agreement, the term "Nonpublic Personal Information" is defined as (i) any "nonpublic personal information" as such term is defined under the Title V of the U.S. Gramm-Leach-Bliley Act, 15 U.S.C. ss. 6801 et seq., and the rules and regulations issued thereunder; (ii) any information that can specifically identify an individual, such as name, address, social security number, etc., together with any other information that relates to an individual who has been so identified; or (iii) any other information classified as the most sensitive information in DTCC's data classification standards (such information being currently referred to as "DTCC Restricted" information).

                  For the purpose of this Agreement, the term "Related Companies" means the direct and indirect subsidiaries of DTCC, and its and their affiliates as well as a joint venture of DTCC.

                  Company further agrees that:

         (i) it shall promptly notify DTCC when it becomes aware of any unauthorized access of such Nonpublic Personal Information and shall promptly implement necessary corrective actions. Such corrective actions shall include: (a) performing an analysis to determine the cause of the security breach, (b) providing DTCC with a report detailing the cause of the security breach and the material disclosed,
         (c) promptly remedying the security breach, (d) assisting DTCC in its efforts to retrieve the material and mitigate the effects of the unauthorized access, and (e) cooperating fully with DTCC and its designees and with any civil or criminal authority in any investigation or action relating to such unauthorized access;

         (ii) it shall promptly notify DTCC if it becomes the subject of any government, other enforcement or private proceeding relating to its data handling practices;

         (iii) it shall use and process such Nonpublic Personal Information in accordance with applicable privacy and data protection legislation, and in the case of any legal or regulatory obligation to disclose such Nonpublic Personal Information, it shall notify and co-operate with DTCC, limit any disclosure to the minimum required by law and, to the extent possible, request that such information be kept confidential; and

         (iv) it shall not, except as explicitly agreed to in writing by DTCC, under any arrangement established under this Agreement collect any Nonpublic Personal Information on DTCC employees or clients from any cookies, applets, Web bug or beacons or similar technologies.

         Nothing in this Section 5 hereof shall affect any data or information that Company validly receives from a source apart from (i) this Agreement or (ii) the relationship established pursuant to this Agreement, nor affect Company's rights to use such data or information, provided that if Company receives any such data or information that is identical to any Nonpublic Personal Information that is delivered or made available to Company under or pursuant to this Agreement, then that fact shall in no way diminish Company's obligations to keep the Nonpublic Personal Information so provided by DTCC secure. For avoidance of doubt, and as an example only, if Company receives a name and SSN from DTCC and also receives an identical name and SSN from a third party not acting on behalf of DTCC, then this Agreement does not affect in any way how Company handles or uses the information received from the third party, but Company still must keep the data received from DTCC secure under this Agreement.

         (f) Security and Data Protection. Company agrees that:

         Company shall maintain an effective information security program and take appropriate administrative, technical and physical measures to secure and protect information received or created by it pursuant to this Agreement against unauthorized, unlawful or accidental access, disclosure, transfer, destruction, loss or alteration, which procedures and measures are in compliance with commercially reasonable industry standards;

         Company will comply at its expense with all legal and/or regulatory requirements applicable to it regarding security and data protection;

         Company will comply with DTCC's information security policies, including, without limitation, DTCC's data classification standards, DTCC's Standards and Guidelines, and DTCC's Company management program requirements;

         Company shall, upon the reasonable request of DTCC, (i) provide DTCC with information regarding its privacy/data protection practices, (ii) provide DTCC with information relating to those of its business locations from which Services under this Agreement are performed regarding the results of any audits or tests performed which relate to the security of information, and (iii) shall allow DTCC reasonable access to audit compliance by Company with this provision as more particularly described in Section 15 hereof,

         Company shall notify DTCC immediately if it suspects, reasonably believes or becomes aware of the existence of any Destructive Elements (as defined in Section 12(d) hereof) in the Services and/or deliverables. Company shall also notify DTCC immediately if it identifies any elements of the Services and/or deliverables that would make such Services and/or deliverables susceptible to known Viruses (as defined in Section 12(d) hereof) or Viruses Company comes to know of. DTCC will not access, and will not permit unauthorized persons or entities to access DTCC computing systems and/or networks without DTCC's express written authorization and any such actual or attempted access shall be consistent with any such authorization. All Company connectivity to DTCC computing systems and/or networks and all attempts at same shall be only through DTCC's security gateways/firewalls and only through DTCC-approved security procedures. Company will use an anti-Virus program approved by DTCC [recognized in the financial services industry as being acceptable to detect and prevent viruses] prior to any attempt to access any of DTCC's computing systems and/or networks and upon detecting a Virus, all attempts to access DTCC's computing systems and/or networks shall immediately cease and shall not resume until any such Virus has been eliminated; and

         Company shall take reasonable steps to avoid the corruption, loss or mis-transmission of data and to ensure the security of data during transmission and storage, including the use of data encryption techniques in accordance with commercially reasonable industry standards subject, however, to Section 12(e) hereof (Export).

         (g) Equitable Relief. The parties acknowledge that monetary damages may not be an adequate remedy for breach of the provisions of this Section 5. Therefore, DTCC shall have the right (in addition to its other rights hereunder) to a temporary restraining order, injunctive relief, or other equitable relief to remedy or prevent a breach.

6. Indemnification.
   ----------------

         Company hereby indemnifies DTCC and holds it harmless from and against any and all claims, actions, suits, losses, damages, judgments, costs, charges, payments, expenses, penalties and liabilities whatsoever (including attorneys' fees and costs) (each, a "LOSS") as the result of: (i) any claim of patent, copyright, trade secret or other intellectual property right infringement asserted against DTCC at law or in equity in connection with Company's performance under this Agreement; (ii) breach by Company of any of its warranties hereunder; (iii) any claim, ruling, or determination that any Personnel is an employee of DTCC; and (iv) any claim asserted against DTCC at law or in equity by any person on account of damage (including, but not limited to computer viruses and destruction of media) to intangible and tangible property, including but not limited to the intangible or tangible property of the party being held harmless, or on account of injuries to or death of any and all persons, which arise out of or in connection with Company's performance under this Agreement, but only to the extent that such Loss is caused by a willful or negligent act or omission of Company.

7. Insurance.
   ----------

         Company shall, at its sole expense, maintain in full force and effect during its performance under this Agreement the insurance coverages set forth below. Company shall cause DTCC to be named as an additional insured under the policy described in (ii) below for damages arising from Company's performance under this Agreement as their interests may appear, and prior to the arrival of Company's Personnel on DTCC's premises, Company shall provide to DTCC certificates of insurance evidencing that the insurance policies described below are in effect, including an undertaking by the underwriter(s) or insurance company(s) to provide to DTCC at least ten (10) days prior written notice of any proposed cancellation or expiration thereof. The required insurance coverages are: (i) all necessary insurance for the Personnel, including but not limited to workers' compensation, disability, and unemployment insurance required by statute; (ii) a comprehensive general liability insurance policy with a minimum limit of liability of five million dollars ($5,000,000) total loss coverage per occurrence, including contractual liability coverage and products and completed operations coverage; and (iii) professional errors and omissions coverage as respects Company's business in the amount of five million dollars ($5,000,000).

8. Proprietary Rights.
   -------------------

         All data, documentation, materials, products, programs, processes, inventions, specifications, and other works created or prepared by Company in connection with the Services (the "PROPRIETARY INFORMATION") shall become the exclusive and complete property of DTCC, and title to and all interest and rights therein, including, but not limited to, all copyrights, patents, rights of reproduction, the right to secure registrations, renewals, reissues and extensions thereof, shall vest in DTCC. To the extent that this Agreement does not otherwise vest in DTCC all rights to the Proprietary Information,

Company hereby irrevocably assigns to DTCC title and all interest and rights therein throughout the world to the Proprietary Information, including, but not limited to, all copyrights, patents, and other intellectual property rights. Company agrees to execute such further documents and to do such further acts as may be necessary to perfect, register, or enforce DTCC's ownership of such rights, in whole or in part. If Company fails or refuses to execute any such documents, Company hereby appoints DTCC as Company's attorney-in-fact (this appointment to be irrevocable and a power coupled with an interest) to act on Company's behalf and to execute such documents.

9. Warranties.
   -----------

         Company warrants that: (i) Company shall comply with all applicable laws and regulations; (ii) Company has all the necessary rights, authorizations, or licenses to provide the Services hereunder and to provide all related materials and services required under this Agreement or any agreement entered into pursuant hereto; (iii) each of the Personnel assigned to perform services shall have the proper skill, training and background sufficient to perform the Services in a competent and professional manner, and all work will be performed in a manner compatible with DTCC's business operations at its premises; and (iv) each and every deliverable contemplated by the Schedule of Work shall be provided in a manner consistent with good commercial practice, shall conform to any specifications mutually agreed to in writing by DTCC and Company, and shall meet any functional, performance and reliability requirements of DTCC set forth in the Schedule of Work; and (v) in performing its obligations under this Agreement, Company shall not install any "timebombs," "worms," "viruses," "trojan horses," "protect codes," "data destruct keys," expiring passwords, or other codes, instructions, programs, or programming devices that might, or might be used to, access, modify, delete, damage, deactivate, or disable DTCCs software, firmware, hardware, or data.

10. Term and Termination.
    ---------------------

         This Agreement shall commence on the date hereof and shall remain in full force and effect until the End Date specified in the Schedule of Work unless terminated by either party, for nonperformance only, in accordance with written notice, specifying such nonperformance and granting the party to be terminated ten business days to cure such default as has been alleged under the notice of termination. After termination of this Agreement, neither DTCC nor Company shall have any further obligation hereunder, except as set forth in
Section 15(e) below.

11. Force Majeure.
    --------------

         If either party is delayed in or prevented from performing any of its obligations hereunder by reason of a governmental law or regulation, court order, labor disturbance, act of God, fire, flood, national emergency, war, insurrection, civil disturbance, or other reason of a like nature beyond the control of and not the fault of or due to the negligence of such party, which such party is unable to prevent or overcome by the exercise of due diligence, then upon such party's giving prompt notice and full particulars of such cause to the other party the performance of such obligation shall be excused for the period of the delay and the period for the performance of such obligation shall be extended for an equivalent period.

12. No Promotion.
    -------------

         Company agrees that it will not, without the prior written consent of DTCC in each instance: (i) use in advertising, publicity or otherwise the name of DTCC, or any affiliate of DTCC, or any partner or employee of DTCC or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by DTCC or its affiliates, or (ii) represent, directly or indirectly, that any product or any service provided by Company has been approved or endorsed by DTCC.

13. Notices.
    --------

         All notices and other communications required under this Agreement shall be in writing to the address stated below, or to such other address as shall be given by either party to the other in writing, and shall be effective:
(i) upon actual delivery if presented personally or sent by prepaid telegram, telex, or telecopy, and (ii) seven days following deposit in the United States mail if sent by certified or registered mail, postage prepaid, return receipt requested.

         If to Company:                     BRIDGELINE Software, Inc.
                                            104 West 40th Street
                                            New York, NY 10018
                                            Attention: Rob Seeger, Senior VP
                                            Telephone 212-201-5642
                                            Facsimile 212-564-6886

         If to Customer:                    The Depository Trust & Clearing
                                              Corporation
                                            55 Water Street
                                            New York, New York 10041
                                            Attention: Managing Director
                                            Infrastructure
                                            Telephone 212-855-8815
                                            Facsimile 212-855-8816

14. Assignment.
    -----------

         Company shall not assign its obligations under this Agreement, in whole or in part, or any interest therein without Customer's prior written consent. A successor in interest by merger, operation of law or purchase of the entire or substantially all of the business of either party shall acquire all interest and be subject to all obligations of such party hereunder. Notwithstanding anything to the contrary, Customer may assign this Agreement to its subsidiaries and affiliates. Any attempted assignment not complying with these provisions shall be null and void.

15. Business Continuity.
    --------------------

         Company represents that it has taken customary and reasonable steps to ensure that Company will be able to continue providing its products and/or services in the event of an unplanned outage at Company's facilities. A summary of Company's business continuity plan is attached hereto as Exhibit C, which summary addresses the following elements, as applicable, among other things: number of backup sites and distance from primary site, type of backup site (hot, warm, cold, dedicated, shared), anticipated time to recover, potential loss of data, and backup communications capabilities.

16. General.
    --------

(a) No Waiver. The failure of either party to insist upon strict performance of any of the items or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

(b) Successors and Assigns. This Agreement binds, inures to the benefit of, and is enforceable by the successors and assigns of the parties, and does not confer any rights on any other persons or entities.

(c) Governing Law; Severability. This Agreement shall be governed by New York law, without giving effect to principles of conflicts of law. The parties expressly agree that the Uniform Computer Information Transactions Act ("UCITA") applicable in any jurisdiction shall not apply to this Agreement. All suits for breach of this Agreement maybe maintained in any court of competent jurisdiction in the County of New York, City of New York, State of New York. If any provision of this Agreement is held illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability will not affect any other provision hereof. Such provision and the remainder of this Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the remaining provisions hereof.

(d) Entire Agreement and Headings. This Agreement, including its Exhibits constitutes the entire understanding between the parties with respect to the subject matter contained herein and supersedes any prior understandings and agreements between them respecting such subject matter. This Agreement maybe amended and supplemented only by a written instrument duly executed by both parties. The headings in this Agreement are for convenience of reference only and shall not affect its interpretation.

(e)   Survival. The following Sections shall survive termination of this
Agreement: 3, 5, 6, 8, 9, 12, and this Section 16 (e).

         IN WITNESS WHEREOF, the parties hereto, each acting under due and proper authority, have executed this Agreement as of the date written above.

COMPANY                                THE DEPOSITORY TRUST &
                                       CLEARING CORPORATION

By:     /S/ GARY M. CEBULA             By:     /S/ AVI ZLOOF
        ----------------------------           ----------------------------

Name:   Gary M. Cebula                 Name:   Avi Zloof
        ----------------------------           ----------------------------

Title:  CFO                            Title:  Managing Director
        ----------------------------           ----------------------------

Federal Tax ID number:  52-2263942

                                                                       EXHIBIT A
                                                                       ---------

                                SCHEDULE OF WORK

--------------------------------------
 DTCC Reference Number: I ISAR T00028
--------------------------------------
-------------------------------------------------------------------------------------------------------------------------
1.   Company's Personnel:                                     (a)       (b)                       DTCC
                                                                                                Location
                                                                                   Estimated      where       Estimated
                                                                                    Service     Services     Reimbursable
                                                            Hourly    Estimated       Fee       are to be      Expenses
     Name(s) of Personnel          Job Title                 Rate      Hours       [(a)x(b)]    Performed    For Duration
-------------------------------------------------------------------------------------------------------------------------
      Carl Prizzi               Flash Developer              $150       115         $17,250      Off Site          NA
-------------------------------------------------------------------------------------------------------------------------
      Stephanie Heacox          Information Architect        $150        63          $8,500      Off Site          NA
-------------------------------------------------------------------------------------------------------------------------
      Tom Lynch                 Senior Designer              $150       115         $17,250      Off Site          NA
-------------------------------------------------------------------------------------------------------------------------
      Total                                                             293         $43,000
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

2.    DTCC's Project Manager:   Gina Ghent

-------------------------------------------------------------------------------------------------------------------------

3.    Name of DTCC's Project:   AffirmXpress - Flash Demo

-------------------------------------------------------------------------------------------------------------------------
                                      Scope of Services                            Description of Services
                                      -----------------                            -----------------------
                                Help define new look and feel of the      For details, see the Detailed Schedule of Work,
                                new application.                          attached hereto as Exhibit A1. In the event of
                                                                          any conflict between the terms and conditions of
4.                  Services:                                             this Schedule of Work and Exhibit A1, the terms
                                                                          and conditions of this Schedule of Work shall
                                                                          prevail.
-------------------------------------------------------------------------------------------------------------------------

5.                  Duration:         Start Date: 1/2/2006                         End Date: 4/28/2006
     (not to exceed 9 months)

-------------------------------------------------------------------------------------------------------------------------

6.           Maximum Charges:
(based on totals from Section 1)      Service Fee: $43,000                         Reimbursable Expense: NA

-------------------------------------------------------------------------------------------------------------------------

7.        Special Conditions:

-------------------------------------------------------------------------------------------------------------------------

    (a)  Company shall require any subcontractors and other non-Personnel who may be performing work in connection with the Services or willhave access to the Confidential Information or the Proprietary Information to execute and be bound by the Subcontracting Agreementattached hereto as Exhibit B.

-------------------------------------------------------------------------------------------------------------------------

    (b)  The maximum charges set forth in Section 6 shall not be exceeded without DTCC's written approval in advance.
         DTCC shall reimbursereasonable expenses actually incurred that it approved in advance and writing, up to the maximum amount permitted hereunder, subject tothe following: Reasonable out-of-pocket expenses necessarily and actually incurred by Company in the performance of its serviceshereunder, provided that (i) DTCC has given its prior written consent for any such expenses; (ii) the expenses have been detailed on aform acceptable to DTCC and submitted to the appropriate DTCC Project Manager for review and approval; and (iii) if requested byDTCC,
         Company submits supporting documentation in addition to the approved expense form. It is understood that DTCC shall notreimburse Company for commutation expenses under any circumstances or for travel and living expenses incurred by any Companyemployee in performing services at a DTCC facility located in the same metropolitan area as that of employee's home base. It is alsounderstood that any air transportation reimbursable hereunder shall be coach-economy and that entertainment by or on behalf ofCompany shall be at no cost to DTCC. Payment will be due net 30.

-------------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT B
                                                                       ---------

                            SUBCONTRACTING AGREEMENT;
             WORK PERFORMED IN CONNECTION WITH SERVICES PROVIDED BY BRIDGELINE SOFTWARE, INC., COMPANY, TO THE DEPOSITORY TRUST & CLEARING
           CORPORATION PURSUANT TO THE PROFESSIONAL SERVICES AGREEMENT
                            MADE AS JANUARY 2, 2006

         I, the undersigned, in connection with services I will be performing for BRIDGELINE Software, Inc. as Company to The Depository Trust & Clearing Corporation ("DTCC") pursuant to the above referenced agreement, agree to the following:

1. When I am on DTCC's premises, I will comply with all DTCC's rules, regulations and policies concerning suchmatters as DTCC's security measures.

2. I acknowledge that I may acquire confidential or proprietary information, including, but not limited to: (i) information concerning DTCC's business, finances, and operations; (ii) patents, copyrights, trade secrets, and other intellectual property rights owned by DTCC or licensed by DTCC from third parties; and (iii) other non-public information concerning third parties (collectively, the "Confidential Information"). I will not duplicate, use nor disclose the Confidential Information to anyone without DTCC's prior written consent. I agree that DTCC shall have and may cumulatively exercise all rights at law or in equity for the protection of the Confidential Information, including obtaining an injunction enjoining the breach or threatened breach of this paragraph. The terms of this paragraph shall also apply to the Proprietary Information as such term is defined in paragraph 3 hereof.

3. All data, documentation, materials, products, programs, specifications, and other work created or prepared by me (the "PROPRIETARY INFORMATION") shall become the exclusive and complete property of DTCC, and title to and all interest and rights therein, including, but not limited to, all copyrights and other intellectual property rights, shall vest in DTCC. To the extent that this Agreement does not otherwise vest in DTCC all rights to the Proprietary Information, title to and all interest and rights therein throughout the world is hereby irrevocably assigned to DTCC.

4.       I will not, without prior written consent of DTCC in each instance:
(a) use in advertising, publicity or otherwise the name of DTCC, or any affiliate of DTCC, or any partner or employee of DTCC or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by DTCC or its affiliates; or (b) represent, directly or indirectly, that any product or any service provided by me has been approved or endorsed by DTCC.

AGREED:
                                       ________________________
                                       (Name)

                                       ________________________
                                       (Print or Type Name)

                                       ________________________
                                       (Date)

                                                                       Exhibit C
                                                                       ---------


                       COMPANY'S BUSINESS CONTINUITY PLAN
                       ----------------------------------